Exhibit 3(b)


                                  BY-LAWS

                                     OF

                        CNH Capital Receivables Inc.


                                 ARTICLE I

                                  OFFICES

         The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington. The Corporation may have such other offices at such other places, within or without the State of Delaware, as the business of the Corporation may require from time to time.

                                 ARTICLE II

                          MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meeting: All meetings of the stockholders for the election of directors or for any other purpose may be held at such place, within or without the State of Delaware, as shall be prescribed from time to time by the Board of Directors and stated in the notice of the meeting.

                  Section 2. Annual Meetings: Annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held, commencing with the year 2001, at such date and time in each year as may be designated from time to time by the Board of Directors.

                  Section 3. Special Meetings: Special meetings of the stockholders for any proper purpose or purposes may be called to be held at any time by the Board of Directors, and shall be called at the written request of stockholders owning a majority of the outstanding stock of the Corporation entitled to vote.


                  Section 4. Notice of Meeting: Written notice of the place, date and hour of each meeting of stockholders, and of the purpose or purposes of each special meeting of stockholders and of each annual meeting of stockholders to be convened for any purpose in addition to the election of directors, shall be given, not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given to any stockholder when deposited in the United States mail, postage prepaid, directed to such stockholder at such stockholder's address as it appears on the records of the Corporation.

                  Section 5. Quorum and Adjournment: At any meeting of stockholders, the presence in person or by proxy of the holders of record of outstanding shares of stock of the Corporation entitled to vote a majority of the votes entitled to be voted at such meeting shall constitute a quorum for all purposes, except as otherwise required by the Certificate of Incorporation or applicable law.

                  If a quorum is present at any meeting of stockholders, any director to be elected at such meeting shall be elected by a plurality vote, and the vote of a majority of the votes entitled to be voted at such meeting by the holders of shares of stock present or represented by proxy thereat shall be sufficient for the transaction of any other business brought before the meeting, unless a different vote is required by the Certificate of Incorporation or applicable law.

                  In the absence of a quorum at any meeting, the meeting may be adjourned from time to time to any time or place by the vote of a majority of the votes entitled to be voted by the holders present or represented by proxy at such meeting.

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                  Section 6.    Voting:  Each stockholder shall, at every
meeting of stockholders, be entitled to such vote in person or by proxy for each share of stock held by such stockholder as is provided in the Certificate of Incorporation (or, in the absence of such provision, as provided by law). No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  Section 7. Consents in Lieu of Voting: Whenever the vote of stockholders or any class or classes of stockholders at a meeting thereof is to be taken for or in connection with any corporate action, the meeting and vote of the stockholders of such class or classes of stockholders may be dispensed with upon the written consent to such corporate action of stockholders having not less than the minimum percentage of the total number of votes which would be required to authorize and approve such corporate action at a meeting at which all of the outstanding shares of such class or classes are voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing at their respective addresses appearing on the records of the Corporation.


                  Section 8. Stockholders List: The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 9. Special Voting Provisions: Whenever the provisions of the Certificate of Incorporation or law provide that the holders of shares of stock of the Corporation of any class or series are entitled to vote as a separate class or series on any matter, then, notwithstanding any other provision of these By-Laws to the contrary, such holders shall be entitled to so vote and, to the extent the Certificate of Incorporation contains any provision with respect to the calling or holding of, or the quorum for, any meeting for the purpose of such vote, such provisions of the Certificate of Incorporation shall govern.

                                ARTICLE III

                             BOARD OF DIRECTORS


                  Section 1. Number, Term of Office and Removal: The number of directors which shall constitute the whole Board of Directors shall be as determined from time to time by the Board of Directors, but shall not be less than two nor more than nine, the exact number of which shall initially be as set forth in the Certificate of Incorporation and thereafter from time to time by the Board of Directors. At all times, at least two directors shall be Independent Directors, as defined in the Certificate of Incorporation.
Subject to the second sentence of this Section 1 and the Certificate of Incorporation, each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Any director or directors may be removed from office at any time, with or without cause, by a vote of stockholders owning a majority of the outstanding stock of the Corporation entitled to vote.

                  Section 2. Vacancies: Subject to the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors, other than directorships created by reason of the failure to pay dividends on some class or classes of stock of the Corporation or vacancies arising in such directorships, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so elected shall hold office until a successor is elected and qualified or until such director's earlier resignation or removal.

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                  Section 3.    Election of Officers and Committees:  By
unanimous written consent or at the first meeting of the Board of Directors following an annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation and of the members of any committee of the Board of Directors to be elected.


                  Section 4. Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                  Section 5. Special Meetings: Special meetings of the Board of Directors may be called at any time by the Chairman, or in his or her absence, the President, or, in the event of their absence or disability, by the Secretary, and shall be called by the Secretary upon the written request of a majority of the number of directors at the time in office. Any such special meeting may be held at such place, either within or without the State of Delaware, as shall be specified in the call, but if no place is specified, then at the office of the Corporation in Lake Forest, Illinois. Notice of each special meeting of the Board of Directors shall be given by the Secretary to each director by (i) personal delivery or telephone, or telegram (with charges prepaid), telex, telecopy or other similar transmission addressed and sent to the director's usual business address as it appears on the records of the Corporation, not less than twenty-four hours prior to such meeting, or (ii) mail directed to such business address and deposited in the United States mail, postage prepaid, at least three days prior to the meeting. The notice of any special meeting of the Board of Directors need not specify any purpose or purposes of such meeting. Notice of any special meeting of the Board of Directors may be waived in writing by any director either before or after the meeting. The attendance of a director at any special meeting of the Board of Directors shall, without more, constitute a waiver of notice of such meeting.

                  Section 6. Organization: The Chairman, or in his or her absence, the President, or in their absence, a director chosen by a majority of the directors present, shall preside at and act as chairman of each meeting of the Board of Directors. The Secretary, or in his or her absence, an Assistant Secretary designated by the chairman of the meeting, or in case of the absence of the Secretary and all Assistant Secretaries, any person designated by the chairman of the meeting, shall act as secretary of each meeting of the Board of Directors.

                  Section 7. Quorum: A majority of the number of directors at the time in office shall constitute a quorum for the transaction of business, and the vote of the majority of the directors present at any meeting at which a quorum is present, shall be the act of the Board of Directors. If at any meeting of the Board of Directors a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than adjournment at the meeting, until a quorum shall be present.

                 Section 8. Action by Unanimous Consent: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, at the time in office, consent thereto in writing, and the writing or writings are filed with the minutes of the proceeding of the Board of Directors or such committee.

                  Section 9. Compensation of Directors: Each director, as such, shall be entitled to receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof or otherwise in connection with his or her attention to the affairs of the Corporation. In addition, each director, who is not at the time a regularly compensated officer or employee of the Corporation or Case
Corporation or any of its direct or indirect subsidiaries, shall be entitled to such fee for services as a director (and, if a member of any committee of the Board of Directors, such fee for services as such member) as may be fixed from time to time by the Board of Directors. Such fees may be fixed both for meetings attended and on an annual basis, or either thereof, and may be payable currently or deferred.

                  Section 10. Committees: The Board of Directors may elect such committees, each to consist of one or more directors, as it may from time to time determine, which committees shall serve for such term and shall have and may exercise such duties, functions and powers as the Board of Directors may from time to time prescribe. All action taken by any such committee shall be reported to the Board of Directors at such times as the Board of Directors shall direct.


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                                 ARTICLE IV

                                  OFFICERS

                  Section 1. Election and Term: The officers of the Corporation shall be a Chairman and a Secretary, each of whom shall be elected by the Board of Directors to hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his or her election and until his or her successor is qualified, subject to resignation or to earlier removal as hereinafter provided. The Board of Directors may from time to time elect, appoint or authorize the appointment of such other officers (including a President or one or more Vice Chairmen) and agents as it shall deem advisable and as the business of the Corporation may require.

                  Any officer, agent or employee elected or appointed by the Board of Directors may be removed and replaced only by the Board of Directors, and may be removed, with or without cause, at any time by a majority vote of the Board of Directors at the time in office.

                  Any officer, agent or employee who is not elected or appointed by the Board of Directors shall hold office at the discretion of the Chairman. The Chairman may at any time in his or her discretion suspend, subject to the approval of the Board of Directors at its next meeting, the authority of any other officer, agent or employee of the Corporation.

                  Section 2. Authority and Duties of Officers: The Chairman shall be the chief executive officer of the Corporation; shall have general supervision and direction of the business and affairs of the Corporation; and shall preside at all meetings of the Board of Directors and of the stockholders. In the absence or disability of the Chairman, the President shall have the powers and duties of the Chairman. In the absence or disability of the Chairman and the President, one of the Vice Chairmen (to be designated by the Chairman) shall have the powers and duties of the Chairman.

                  The Secretary shall, except as otherwise determined by the Board of Directors, attend and record all of the proceedings of all meetings of stockholders and the Board of Directors, and, unless otherwise directed by any such committee, of all committees of the Board of Directors, in books of the Corporation kept for that purpose; shall see that all notices are given and records and reports properly kept and filed by the Corporation as required by these By-Laws or as required by law; shall have charge of and control over the records of the Corporation and the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct; and shall be the custodian of the corporate seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal.

                  The foregoing officers of the Corporation shall have such other powers and perform such other duties, and the other officers of the Corporation shall have such powers and perform such duties, as are incident to their respective offices or as may be designated by the Chairman, subject to the supervision and direction of the Board of Directors.

                  Section 3. Compensation: Any compensation of officers, agents or employees elected or appointed by the Board of Directors shall be fixed from time to time by the Board of Directors, or in such manner as the Board of Directors may direct.

                  Any compensation of officers, agents or employees of the Corporation who are not elected or appointed by the Board of Directors shall be fixed by the Chairman, subject to the provisions of these By-Laws or any resolutions adopted by the Board of Directors.

                  No officer, agent or employee of the Corporation shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

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                                 ARTICLE V

                              INDEMNIFICATION

                  Section 1. General: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 2.    Action or Suit By or in the Right of the
Corporation: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

                  Section 3. Expenses: To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section 4. Authorization: Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  Section 5. Advancement of Expenses: Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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                  Section 6.    Other Rights:  The indemnification and
advancement of expenses provided by, or granted pursuant to, the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 7. Insurance: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V. Insurance purchased by the Corporation in accordance with this Article V may, but need not (i) be for the benefit of all directors, officers, employees and agents of the Corporation and (ii) provide also for indemnification or reimbursement to the Corporation of and for payments and obligations to make payments by the Corporation to any of its directors, officers, employees or agents to the extent such payments or obligations to make payments are permitted under Sections 1 and 6 of this Article V.

                  Section 8. The Corporation: For purposes of this Article V references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  Section 9.    Other Enterprises:  For purposes of this
Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V or in Section 145 of the Delaware General Corporation Law.

                  Section 10. Continuation: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 11. Contract: All rights to indemnification and advancement of expenses provided by this Article V shall be deemed to be a contract between the Corporation and each person referred to herein. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification or advancement of expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

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                                 ARTICLE VI

                   CERTIFICATE FOR SHARES OF STOCK, ETC.


                  Section 1. Stock Certificates: Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the President or a Vice Chairman and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder of stock in the Corporation. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, the signatures thereon of the officers of the Corporation may be facsimiles. In case any officer who has signed, or whose facsimile has been placed upon a certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

                  Section 2. Recognition of Persons as Stockholders: The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  Section 3.    Regulations, Transfer Agents and Registrars:
The Board of Directors shall have power and authority to make all such rules and regulations, subject to any applicable requirement of law, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock. The Board of Directors may appoint one or more transfer agents and registrars of transfer and may require all stock certificates to bear the signature of a transfer agent and/or a registrar of transfer so appointed.

                  Section 4. Lost or Destroyed Certificates: The Board of Directors may prescribe reasonable requirements (including a sufficient indemnity bond) for the issue of a new certificate of stock to replace a certificate theretofore issued by the Corporation and claimed to have been lost, destroyed or wrongfully taken.

                  Section 5. Fixing Date for Determination of Stockholders of Record: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.

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                                ARTICLE VII

                               CORPORATE SEAL

                  The corporate seal shall have inscribed the name of the Corporation, the word "Delaware" and such other words or designs as the Board of Directors may designate. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE VIII

                                 AMENDMENTS

                  Unless otherwise provided in the Certificate of Incorporation, these By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by a majority vote of the number of directors at the time in office or by a vote of stockholders owning a majority of the outstanding stock of the Corporation entitled to vote.


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